Exhibit 10.10
Rick Jelinek
October 14, 1999
Page 1






October 14, 1999


Rick Jelinek
7600 North 16th Street
Suite 150
Phoenix, Arizona 85020

Dear Rick:

This letter serves as an addendum to our letter agreement that Lifemark Corporation ("Lifemark") has agreed to employ you and you have agreed to serve as Executive Vice President of Lifemark effective immediately.

In the event the Company terminates your employment other than for cause, as defined in your employment letter of October 14, 1999, you will be entitled to severance pay equal to the nine months of your base salary in effect at the time of this termination. In the event the Company terminates your employment other than for cause, as defined in your employment letter of October 14, 1999, you will be entitled to severance pay equal to the nine months of your base salary in effect at the time of this termination. In addition, a pro rated portion of your targeted bonus regular bonus, and a pro rated portion of the additional bonus provided for in the second paragraph of your employment letter dated October 14,1999, in each case pro rated on the portion of the fiscal year prior to termination. The pro rated regular bonus will be payable at the time other Executive bonuses are paid and will be based on the entire year of Company performance. The pro rated additional bonus will be paid within 30 days of termination. You will be entitled to payment in full of any bonus for the last completed fiscal year prior to termination which has not yet been paid as of the date of termination, with such bonus to be paid at the time other Executive bonuses for such year are paid. You will also be entitled to continuing family medical coverage for the same period of time.

In addition, if you secure new employment within the time frame indicated below, you will receive additional months of pay and pro-rated bonuses:

            --------------------------------------------------------
              NEW EMPLOYMENT SECURED      ADDITIONAL SEVERANCE &
                      WITHIN:                PRO-RATED BONUS:
            --------------------------------------------------------
            --------------------------------------------------------
                     7 months                    3 months
            --------------------------------------------------------
            --------------------------------------------------------
                     8 months                    2 months
            --------------------------------------------------------
            --------------------------------------------------------
                     9 months                     1 month
            --------------------------------------------------------
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

The substance of the terms of this letter was negotiated and agreed to in Arizona and it is solely for the convenience of the parties that it is being signed by facsimile outside of Arizona. Arizona law applicable to contracts made and to be performed in Arizona shall therefore apply to and govern all aspects of this Agreement.

Please confirm your agreement with and acceptance of the provisions of this letter by signing and returning the enclosed copy of this letter where indicated.


Sincerely,


/s/ RHONDA BREDE
-------------------------------------
President and Chief Executive Officer


ACCEPTED AND AGREED:


/s/ RICK JELINEK
-------------------------------------


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